Exhibit 99


Classic Aviation Products

PRESS RELEASE	March 15, 2002
FOR IMMEDIATE RELEASE


Butler National Corporation (OTCBB - BUKS) -
REPORTS PROFIT FIRST NINE MONTHS FY 2002 OF
$1,116,000 ON INCREASED REVENUES OF
$3,498,000, UP 90.2%.

[OLATHE, KANSAS], March 15, 2002 - On March
14th, Butler National Corporation filed its
Quarterly Report for the quarter ending January
31, 2002, on Form 10-Q pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Historical selected financial data related to all operations:

			Quarter Ended January 31
			(In thousands except per
			share date)

		      2002	 2001         2000
		     ------	------	     ------
Net Sales	     $1,453 	$2,167 	     $ 902
Operating Income	 58 	   110 	      (330)
Net Income		  1 	    55 	      (341)
Per Share Net Income	.00 	   .00 	      (.02)
Total Assets	      9,591  	 9,339 	    10,147
Long-term Obligations 2,157      2,794       2,834
Shareholders' Equity  5,447      3,836       4,865
New Product Research
 and Development Cost   328	    74 	       183
nr = not reported



			Nine Months Ended January 31
			(In thousands except per
			share date)

		       2002	  2001	      2000
		     ------	 ------	    ------
Net Sales	     $7,374	 3,876 	    $3,554
Operating Income      1,268 	  (635)	      (344)
Net Income	      1,116 	  (766)       (332)
Per Share Net Income	.03 	  (.03)	      (.02)
Total Assets	      9,591  	 9,339 	    10,147
Long-term Obligations 2,157      2,794       2,834
Shareholders' Equity  5,447      3,836       4,865
New Product Research
 and Development Cost   686	   587 	       311
nr = not reported


Highlights of the report include:

Sales for the first nine months of  fiscal year
2002 increased $3,498,000, primarily from increased business in Avionics, $2,465,000; Aircraft
Modifications, $420,000, Gaming Management fees,
$329,000 and Services $32,000.

Operating income for the first nine months of fiscal year 2002 increased $1,903,000 after deducting research and development charges of $686,000, primarily from improvements in Avionics, Aircraft Modifications, Gaming Management fees and
Services.

Backlog at April 30, 2001, was $3,324,000, and at
January 31, 2002, was $3,185,000.


Management Comments:

"Fiscal year 2001 was a great year for Butler
National. We experienced significant growth in revenues and profitability. Fortunately, we have managed to continue this growth even with adverse economic conditions worldwide.
We have just completed our fifth profitable quarter, January 31, 2002. We are pleased to see the growth in operating income from Classic Aviation Products. All of our operating segments including Indian gaming have made significant accomplishments.

Our determination to focus Butler National
Corporation on 'Classic' Aviation Products, is consistent with our long and significant heritage as a manufacturer of airline avionics equipment and as a modification facility of in service aircraft is continuing to make a positive showing on the financial statements. It is our intent to provide products that will support and promote continued safe commercial and general aviation.

Our Aircraft Modifications segment is experiencing reduced orders and sales as a result of the depressed economy and the 9-11 disaster. We are seeing some improvement in business conditions.
Our design teams are working to obtain STC approval by the FAA for the Boeing 737-100/200 Classic TSD and the Aircraft Cockpit Shield (ballistic door) for the DC-9/MD80 family and the B737 family. We expect to sell these products during FY 2003. We also expect to make additional sales of fuel system safety products related to FAA SFAR-88 in FY 2003 and 2004.

I am pleased with our progress and proud of the determination of all of our people as we continue to build our niche in the Classic Aviation Products market. Many programs and projects are being established to continue our progress into the future. We are looking forward to a good year in fiscal 2003," commented Clark D. Stewart,
President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The
Aerospace segment focuses on the manufacture and support of systems for "Classic" aircraft including the Butler TSD for the Boeing 747
Honeywell FQIS, switching equipment for Boeing/
Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna,
Dassault and Raytheon business aircraft.
Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include
"forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's
Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

William A. Griffith, Investor Relations
Ph   (913) 780-9595 Fax (913- 780-5088
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062